===============================================================================================================

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

-------------------------------

FORM 8-K

-------------------------------

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2019 (December 5, 2019)

-------------------------------

Johnson Controls International PLC

(Exact name of registrant as specified in its charter)

-------------------------------

Ireland	001-13836	98-0390500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Albert Quay, Cork, Ireland, T12 X8N6

(Address of principal executive offices)

353- 21-423-5000

(Registrant’s telephone number)

-------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, Par Value $0.01	JCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

===============================================================================================================

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2019, Johnson Controls International plc (the “Company”) entered into a credit agreement (the “New 5-Year Credit Agreement”) among the Company, certain of its subsidiaries party thereto from time to time (together with the Company, the “Borrowers”), the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent. Under the New 5-Year Credit Agreement, which will mature on December 5, 2024, the Borrowers may obtain revolving loans in an aggregate principal amount of up to $2.5 billion outstanding from time to time, including a $300.0 million sublimit for the issuance of letters of credit. The New 5-Year Credit Agreement replaces the Prior 5-Year Credit Agreement (as defined below).

On December 5, 2019, the Company also entered into a 364-day credit agreement (the “364-Day Credit Agreement,” together with the New 5-Year Credit Agreement, the “Credit Agreements” and each, a “Credit Agreement”) among the Company, the other Borrowers party thereto from time to time, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent. Under the 364-Day Credit Agreement, the Borrowers may obtain revolving loans in an aggregate principal amount of up to $500 million outstanding from time to time prior to December 3, 2020 (the “Commitment Termination Date”). Prior to the Commitment Termination Date, by notice to the administrative agent and subject to certain other conditions set forth in the 364-Day Credit Agreement including the absence of any default thereunder, the Company may elect to convert all or a ratable portion of the outstanding revolving loans under the 364-Day Credit Agreement into term loans (the “Term-Out Option”) that will mature on the first anniversary of the Commitment Termination Date. The Borrowers will pay a fee to the lenders under the 364-Day Credit Agreement equal to 1.00% of the aggregate principal amount of any outstanding revolving loans converted into term loans pursuant to the Term-Out Option.

Borrowings under the Credit Agreements will bear interest at the LIBO Rate (as defined in each Credit Agreement) determined for the interest period or, at the Company’s election, the Base Rate (as defined in each Credit Agreement), plus, in each case, an applicable margin based on the credit rating of the Company’s senior unsecured long-term debt. Each Credit Agreement will also require the Company to pay a facility fee on the aggregate amount of the lenders’ commitments, whether or not drawn, at a rate determined by reference to the credit rating of the Company’s senior unsecured long-term debt. Under each Credit Agreement, the interest rate and facility fee rate are subject to upward or downward adjustments if the Company achieves, or fails to achieve, certain specified sustainability targets with respect to workplace safety and greenhouse gas emissions. Such upward or downward sustainability adjustments may be up to 4.5 basis points per annum in the case of the interest rate and up to 0.75 basis points per annum in the case of the facility fee rate.

The borrowings under the Credit Agreements will be used for general business purposes and will not be secured with liens on any of the Company’s or its subsidiaries’ assets. The Company will guarantee all borrowings by the subsidiary Borrowers under the Credit Agreements.

Each Credit Agreement contains various restrictions and covenants applicable to the Company and, with certain exceptions, its subsidiaries. Among other requirements, the Company must maintain consolidated shareholders’ equity of at least $3.5 billion.

Each Credit Agreement also contains customary events of default. If an event of default under a Credit Agreement occurs and is continuing, then the applicable administrative agent may terminate the lender commitments under such Credit Agreement and declare any outstanding obligations thereunder to be immediately due and payable. In addition, if the Company or any of its significant subsidiaries becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Agreements will automatically become immediately due and payable.

The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the New 5-Year Credit Agreement and the 364-Day Credit Agreement, as applicable, filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. In the ordinary course of business, certain of the lenders under the Credit Agreements and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company and/or one or more of its subsidiaries for which they have received, and may in the future receive, compensation.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 5, 2019, the Credit Agreement, dated as of March 10, 2016, among the Company, certain of its subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended, supplemented or otherwise modified, the “Prior 5-Year Credit Agreement”), was replaced by the New 5-Year Credit Agreement. Under the Prior 5-Year Credit Agreement, the borrowers thereunder were able to obtain revolving loans in an aggregate principal amount of up to $2.0 billion outstanding from time to time, including a $200.0 sublimit for the issuance of letters of credit. Borrowings under the Prior 5-Year Credit Agreement were not secured with liens on any of the Company’s or its subsidiaries’ assets, and the Prior 5-Year Credit Agreement contained customary events of default and financial and other covenants. On December 5, 2019, there were no loans outstanding under the Prior 5-Year Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits. The exhibits listed in the following Exhibit Index are filed herewith:

Exhibit	Description

10.1

Credit Agreement, dated as of December 5, 2019, among Johnson Controls International plc, certain of its subsidiaries party thereto from time to time, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent

10.2

364-Day Credit Agreement, dated as of December 5, 2019, among Johnson Controls International plc, certain of its subsidiaries party thereto from time to time, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2019

Johnson Controls International PLC

By:	/s/ Michael R. Peterson
Name:	Michael R. Peterson
Title:	Vice President and Corporate Secretary